Exhibit (h)(vi)(c)

AMENDMENT TO PARTICIPATION AGREEMENT

Pursuant to the Amended and Restated Participation Agreement, made and entered into as of the 1st day of May 2000, and as amended on August 1, 2000 and November 15, 2000, by and among MFS® Variable Insurance TrustSM, The Guardian Insurance & Annuity Company, Inc., and Massachusetts Financial Services Company (the “Participation Agreement”), the parties hereby agree to an amended Schedule A as attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect as of July 24, 2006.

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. By its authorized officer,

By:
Name:
Title:

MFS® VARIABLE INSURANCE TRUSTSM By its authorized officer,

By:
Name:	Susan S. Newton
Title:	Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY By its authorized officer,

By:
Name:	Robert J. Manning
Title:	President and Chief Executive Officer

As of July 24, 2006

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account	Policies Funded by Separate Account	Share Class (Initial or Service Class)	Portfolios Applicable to Policies
A. Variable Annuity Contracts

The Guardian Separate Account E	The Guardian Investor Retirement Asset Manager	Initial	MFS Investors Trust Series (formerly MFS Growth with Income Series) MFS Emerging Growth Series

The Guardian Separate Account D	The Guardian Investor	Initial	MFS New Discovery Series MFS Research Series MFS Total Return Series

The Guardian Separate Account A	ValueGuard II	Initial

The Guardian Separate Account F	C+C Annuity	Service	MFS Investors Trust Series MFS Emerging Growth Series MFS New Discovery Series MFS Capital Opportunities Series MFS Strategic Income Series (formerly MFS Global Governments Series)

	The Guardian CXC	Service

MFS Research Bond Series* (formerly MFS Bond Series)

MFS Capital Opportunities Series

MFS Emerging Growth Series

MFS Investors Trust Series

MFS New Discovery Series

MFS Strategic Income Series

MFS Total Return Series

The Guardian Separate Account R	The Guardian Investor Asset Builder	Service	MFS Research Bond Series* MFS Capital Opportunities Series MFS Emerging Growth Series MFS Investors Trust Series MFS New Discovery Series MFS Strategic Income Series MFS Total Return Series

The Guardian Separate Account Q	The Guardian Investor Income Access	Service	MFS Research Bond Series* MFS Capital Opportunities Series MFS Emerging Growth Series MFS Investors Trust Series MFS New Discovery Series MFS Strategic Income Series MFS Total Return Series

B. Variable Life Insurance Policies

The Guardian Separate Account B	Value Plus	Initial	MFS Investors Trust Series MFS Emerging Growth Series MFS Research Bond Series MFS Total Return Series

The Guardian Separate Account K	Park Avenue Life ‘95 Park Avenue Life ‘97	Initial	MFS Investors Trust Series MFS Emerging Growth Series MFS Research Bond Series MFS Total Return Series MFS New Discovery Series MFS Research Series

	Park Avenue Life – Millenium Series Variable Life Policy	Initial	MFS Investors Trust Series MFS Emerging Growth Series MFS Total Return Series MFS New Discovery Series MFS Research Series

The Guardian Separate Account M	Park Avenue VUL	Initial	MFS Investors Trust Series MFS Emerging Growth Series MFS Research Bond Series MFS Total Return Series MFS New Discovery Series MFS Research Series

The Guardian Separate Account N	Park Avenue VUL – Millenium Series	Initial	MFS Investors Trust Series MFS Emerging Growth Series MFS Total Return Series

	Park Avenue SVUL – Millenium Series	Initial	MFS New Discovery Series MFS Research Series

	Flexible SolutionsSM VUL	Initial

*	Added effective January 1, 2006